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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 17, 1998

                         JONES MEDICAL INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

DELAWARE                                  0-15098               43-1229854
(State or other jurisdiction             (Commission           (IRS Employer
of incorporation)                        File Number)        Identification No.)

         1945 CRAIG ROAD, ST. LOUIS, MO                 63146
         (Address of principal executive offices)       (Zip Code)

       Registrant's telephone number, including area code: (314) 576-6100

    _______________________________________________________________________
          (Former name or former address, if changed since last report)


                              ITEM 5. OTHER EVENTS

         On March 17, 1998, Jones Medical Industries, Inc. (the "Registrant") and its wholly-owned subsidiary, JMI-Phoenix Laboratories, Inc. ("JMI-Phoenix") announced the signing of a definitive agreement with Twin Laboratories Inc. and its wholly-owned subsidiary, Bronson Laboratories, Inc. to sell: (i) certain of the Registrant's assets that comprise its branded vitamin and nutritional supplement products marketed under the Bronson Pharmaceutical and MD Pharmaceutical tradenames ("Branded Vitamin Products"); and (ii) substantially all of the assets of JMI-Phoenix which manufactures the Branded Vitamin Products for the Registrant and performs contract manufacturing of vitamin and nutritional supplement products for others. The purchase price for the assets being sold by the Registrant is $55 million in cash subject to adjustment for changes in working capital and operating income as provided in the agreement.

         Pursuant to the terms of the agreement, the closing of the transaction is conditioned upon, among other things, the expiration or termination of the applicable waiting period under Section 7A of the Clayton Act, 15 U.S.C. Section 18a, as added by Section 301 of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR"). It is anticipated that closing of the transaction will occur on March 31, 1998, or as promptly as practicable after expiration or termination of the applicable HSR waiting period.

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                    ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Businesses Acquired

         Not applicable.

(b)      Pro Forma Financial Information

         Not applicable.

(c)      Exhibits.

Exhibit No.                     Exhibit

    99.1 Registrant's Press Release announcing signing of the agreement.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   JONES MEDICAL INDUSTRIES, INC.


                                    By:      ss/Dennis M. Jones
                                            ------------------------------
                                    Name:   Dennis M. Jones
                                    Title:  President
Date: March 19, 1998




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